[EXHIBIT 10.1.34]

                OPTION AND ACQUISITION AGREEMENT


AGREEMENT dated as of December 12, 2005, by and between Mark Clausen and Gina Davidson located at 6404 Hollywood Blvd. #420, LA 90028 (collectively "Owner") and Blood and Bones Productions, Inc. a California corporation, its successors and/or assigns with offices at 5670 Wilshire Boulevard, Suite 1690, Los Angeles, CA 90036 herein referred to as the ("Purchaser").

WHEREAS:

1.	The Owner holds all right, title and copy right in and to a
screenplay provisionally or definitively entitled "Emily" WGA register# 1089961 (the"Property"),

2.	The Purchaser is desirous of acquiring from the Owner an option
(the "Option") to purchase certain rights in and to the Property for the purposes of carrying out the development and the production and distribution of, inter alia, a motion picture film (the "Film") based on the Property;

3.	The Owner is desirous of granting the Option to the Purchaser.

NOW, THERFORE, in consideration of the mutual covenants and premises contained herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereby agree as follows:

1.  Option
    ------

    In consideration of the payment by the Purchaser of the sum of One U.S. Dollars ($1.00 USD) (the "Initial Option Payment"), the receipt and sufficiency of which are hereby acknowledged, the Owner hereby grants to the Purchaser an irrevocable and exclusive option, for a period of One (1) year commencing, on the date hereof (the 'Initial Option Period") to purchase all of the Rights (as such term is defined in 3(a)(ii) below) in and to the Property (as such term is defined in 3(a)(1) below). If the Initial Option Period ends in as Saturday, Sunday or holiday, it will be deemed to end on the close of business in Los Angeles, California on the first succeeding business day. Should Purchaser have commenced Development of the Property prior to the end of the Initial Option period, then the Purchaser the Purchaser shall be entitled to extend the Option for a further period of twelve (12) months (the "Second Option Period"), commencing on the date of expiration of the Initial Option Period for the payment of Five Thousand US Dollars ($5,000.00), such payment to be paid prior to the date of expiration of the Initial Option Period and to be credit against the Purchase Price under 2 (b) below.


The Initial Option Period and the Second Option Period are collectively herein referred to as the "Option Period".


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    Throughout the Option Period, the Purchaser shall have the right to engage in any and all activities in respect of the Property which are typical in the entertainment industry with respect to the development and pre-production stages of a film (the "Development
Period"), such development activities to include, without limitation, the exclusive rights to:

i) Negotiate and enter into any contracts relating to the financing, production and/or distribution of the Film. Without limiting the foregoing, the Purchaser shall have the right to obtain an interim financing commitment from a recognized bank or financial institution for financing of the Film;

ii) revise the screenplay and hire writers other than the Owner to do so at the sole discretion of the Purchaser;

iii) Carry out chain of title searches and any other searches relating to the conveyance to the Purchaser of the necessary title to exploit the rights granted to the Purchaser hereunder.

     Purchaser shall have no liability to the Owner with respect to any development activities, regardless of whether the Purchaser does, or does not, exercise the Option.


2.	Exercise of the Option and Acquisition of the Rights
        ----------------------------------------------------

a)	Exercise of Option

        The Purchaser may at any 'time during the Option Period exercise the Option and thereby acquire the Rights (as such term is Defined in 3(a)(ii) below), by payment to the Owner (subject to paragraph 4 hereunder), upon exercise of the Option, of the Purchase Price (as such term is hereafter defined). In the event the Purchaser fails to duly and timely exercise the Option, the Option shall terminate and the Owner shall be free to grant the Rights to any, third party without further obligation to the Purchaser subject to
Section 10 herein.

b)	Purchase Price

        The Purchase Price means an amount equal One Hundred Thousand U.S. dollars ($100,000.00 USD), less any amounts paid during the Option Period as required under Section I above, such option payment(s) being applicable against the Purchase Price. The Purchase Price shall be payable on the first day of principal photography.


3.	Grant of Rights
        ---------------

a)	Rights Granted


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        This Option refers to the exclusive and irrevocable right of the Purchaser to irrevocably acquire, upon exercise of the Option, the Rights (as such term is defined in 3(a)(ii) below) in and to the Property (as such term is more defined in 3(a)(1) below).

(i) 	The Property

        For the purposes hereof, the 'Property" shall mean the original story, treatment and screenplay provisionally or definitively entitled "Emily" dated and all past, present and future versions and all rights in and to the screenplay including any rewrites or polishes written by the Writers, and including, without limitation, the title, central premise, setting, format, contents, characters, characterizations, stories, original idea and concept created by the Writers, and other elements contained therein, all of which rights the Owner owns entirely and without limitation or restriction throughout the world and in perpetuity, by virtue of the purchase agreement with full and unrestricted rights to assign all right title and interest in and to the property free and clear of any liens, claims or encumbrances.

(ii) 	The Rights

        For the purposes hereof, the "Rights" shall mean all rights, title and interest in and to the Property, including, but not limited to, all copyright, such Rights to be granted, assigned and conveyed to the Purchaser irrevocably, in perpetuity, exclusively, throughout the universe in any and all languages and for exploitation in all media, whether now known or hereafter in existence, including, without limitation, exploitation on line, electronically or by internet or other means now known or hereinafter discovered. Such rights include, without limitation, all motion picture rights, sequel, remake and prequel rights and all novelization, publishing, merchandising at-id ancillary rights with respect to the Property and the Film and all rights represented in the Purchase Agreement.

        The Owner herby agrees that the exercise of the Option by the Purchaser shall trigger the express waiver by the Owner in favor of the Purchaser, its successors, assigns and licensees, of any so-called moral rights which the Owner may have, now and in the future, in and to the Purchaser, and such waiver shall be applicable throughout the world and for the duration of such moral rights and any renewal thereof.

4. 	Credit
        ------

        It is agreed that the Owner shall receive a credit on the Film in the form of a Producer credit on a single card. The Writers shall receive a credit on the Film in the form of "Writers Mark Clausen and Gina Davidson", (or such other credit as the parties may agree upon) if no other writers are credited thereto and if another writer is credited, it is understood and agreed that such credit shall be at the discretion of the Purchaser and the Owner and shall in all cases be subject to standard industry or regulatory exclusions as well as to the consent of distributors and financiers and in accordance with a determination by the Writers Guild of America.


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5.     Representations and Warranties
       ------------------------------

The Owner represents and warrants as follows:

(a) The Owner has the right and power to enter into this agreement and to grant to the Purchase,- the Rights set forth herein and all such rights are not encumbered in any way.

(b)    The Owner is owner pursuant to the Purchase
       Agreement and has the full power to assign it to the Purchaser.

(c) The Owner has not licensed, transferred assigned hypothecated or encumbered the rights acquired under the Purchase Agreement.

(d) The Owner is the owner of any and all right, title and interest including, without limitation, any copyright in the Property and of all of the Rights being granted herein.

(e) The Property is an original work of authorship and does not violate or infringe upon the rights of any third party under the laws of copyright, trademark, privacy, publicity, defamation or otherwise.

(f) The Property has not previously been exploited in any medium and is not and will not be subject to any claims, liens or encumbrances, save and except the repayment of the development costs set forth at subparagraph 10 hereof.

6.     Assignment
       ----------

       The Purchaser may freely assign this Agreement or any of its rights and obligations hereunder to any other party, provided however that such assignee assumes all the Purchaser's obligations hereunder. The Owner may assi.1-Iti this Agreement, to a wholly owned subsidiary or affiliate without the prior consent of the Purchaser.

7.     Consultation
       ------------

       The Purchaser shall reasonablv consult with Owner during the period prior to the exercise of the Option on all business, financial and creative aspects of the development, production and exploitation of the Property and the Film production(s).

8.     Fees
       ----

       The Owner shall receive a participation in the net producer profits of property of Five per cent (5%), payable pari passu with all other creative participants on a "most favored nations" basis. This participation along with the Purchase Price of 2(b) above.

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shall be full payment for the rights granted herein as well as any production services provided by Owners during and after production.


9.     Notices.
       -------

       All notices and payments hereunder shall be given to the parties at their respective addresses first set forth above or at such other address as to which a party may notice hereunder. All notices shall be sufficiently given when the same shall be deposited so addressed, postage prepaid, in the facilities of any overnight delivery service or delivered by personal delivery upon Owners.

10.    Further Documents.
       -----------------

       The Owner agrees to execute or cause to be executed at the Purchaser's request any and all additional documents or instruments necessary to effectuate the purposes of this agreement, including, without limitation a Short Form Assignment substantially in the form attached hereto as Schedule "A".

11.    General.
       -------

       This agreement shall be interpreted under the laws of the State of California, United States of America and of the federal laws of the United States applicable therein. The parties consent to the Jurisdiction of the provincial and federal courts having jurisdiction in the State of California over any action or proceeding arising out of or relating to this agreement. No waiver of any term hereof shall be deemed to be continuing or be deemed to waive any other term hereof. Each party's rights and remedies herein shall be cumulative and the exercise of any remedy or right shall not limit any other remedy or right hereunder, at law or in equity. This agreement may not be modified, nor any provision waived except by a writing signed by both of the parties. This agreement, including Schedule "A" constitutes the entire understanding of the parties concerning the subject matter hereof, all prior negotiations and understandings are merged herein. Paragraph headings are for convenience and shall not be given any legal effect. Any schedule to this agreement shall form an integral part thereof If any provision hereof is deemed to be illegal or unenforceable, then the remainder of the provisions shall be deemed to continue in full force and effect, and the illegal or unenforceable provision shall be deemed modified in such a way that its intent is nevertheless complied to the fullest extent legally possible.

12.    Remedies.
       --------

       Upon the exercise of the Option under Section 2 above, the rights granted to Purchaser hereunder are irrevocable and shall not be subject to reversion. Owner hereby agrees that in the event of breach of this agreement by Purchaser, Owner's remedies shall be limited to an action for damages and in no event shall Owner be entitled to seek rescission, reversion, to injunctive or other equitable relief.


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IN WITNESS WHEREOF, the parties here 'nave caused this Agreement to be executed as of the day and year first above written.


Owner                                  Purchaser

Gin Davidson (Sig.)
-------------------------------        -------------------------------
By: Gina Davidson                      By: Illegible (Sig.)


Its:                                   Its:


Address: 6404 Hollywood Boulevard      Address: 5670 Wilshire Blvd. #1690
         Hollywood, CA 90028                    Los Angeles, CA 90036


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SCHEDULE "A"
------------

                       SHORT FORM ASSIGNMENT
                       ---------------------
                             "EMILY"
                             -------


KNOW ALL MEN BY THESE PRESENTS: that in consideration of the payment of the Purchase Price set forth in sub-section 2 (b) of the Option and Acquisition Agreement, in the amount of One Hundred Thousand U.S. dollars ($ 100,000. 00) less amounts paid for the Option, and other good and valuable consideration, receipt of which in full is hereby acknowledged, the undersigned, Mark Clausen and Gina Davidson (hereinafter collectively referred to as the "Owner") hereby sell, grant, assign and set over unto Blood and Bones Productions, Inc (hereinafter referred to as the "Purchaser"), and its representatives, successors and assigns, forever, all rights, including without limitation, the sole and exclusive copyright, the motion picture rights (silent, sound, talking), television motion picture, and certain other television rights and all subsidiary and incidental rights including publication, radio and television rights for advertising and exploitation purposes, throughout the universe and in perpetuity, in and to the literary, dramatic and/or musical writings and materials and all other rights related to same and described as that certain screenplay entitled "Emily" (collectively the "Property"), all plots, themes, title or titles, dialogue, language, incidents, action, story, characters, underlying rights, options, contracts and copyrights to said Property and all renewals and dramatizations and other adaptation or versions of the Property, now made or hereafter created or permitted to be made by the Author.


This agreement is subject to all of the terms and conditions of the Option and Acquisition Agreement dated as of December 14, 2005 between the Owner and the Purchaser in respect of the Property.


IN WITNESS WHEREOF, the undersigned has executed this assignment as of December 14, 2005 by a duly authorized officer.


Owner


Illegible (Sig.)
-------------------------


Bv: Gina Davidson (Sig.)
   ----------------------

Its:


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